Exhibit 3.24
CERTIFICATE OF INCORPORATION
OF
MOBILE STORAGE GROUP, INC.
          FIRST: The name of the Corporation is Mobile Storage Group, Inc. (hereinafter the “Corporation”)
          SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).
          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100 of which the Corporation shall have authority to issue 100 shares of Common Stock, each having a par value of one-tenth of a cent ($0.001).
          FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Address

Christopher A. Wilson	7590 North Glenoaks Boulevard Burbank, California 91504
          SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.
          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.
          SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.
          EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
          I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of February, 2004.

/s/ Christopher A. Wilson
Christopher A. Wilson
Sole Incorporator

CERTIFICATE OF MERGER
OF
MOBILE STORAGE GROUP, INC., a California corporation
with and into
MOBILE STORAGE GROUP, INC., a Delaware corporation
     Pursuant to Section 252(c) of the General Corporation of Law of the State of Delaware, Mobile Storage Group, Inc., a Delaware corporation, hereby certifies as follows:
     1. The constituent business corporations (the “Constituent Corporations”) participating in the merger herein certified are:
          (i) Mobile Storage Group Inc., a California corporation (“Mobile Storage California; and
          (ii) Mobile Storage Group Inc., a Delaware corporation (“Mobile Storage Delaware.”)
     2. An Agreement and Plan of Merger dated as of March 5, 2004 by and among Mobile Services Group, Inc., a Delaware corporation (“Mobile Services Group”), and each of the Constituent Corporation hat been approved, adopted, certified, executed and acknowledged by Mobile Services Group and each of the Constituent Corporations in accordance with, the provisions of Section 252(c) of the General Corporation Law of the State of Delaware, to wit by Mobile Storage California in accordance with the laws of the State of California and by Mobile Services Group and Mobile Storage Delaware in accordance with Section 252 of the General Corporation Law of the State of Delaware.
     3. The surviving corporation in the merger herein certified is Mobile Storage Delaware, and the name of such surviving corporation is Mobile Storage Group, Inc.
     4. The Certificate of Incorporation of Mobile Storage Delaware, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the Stale of Delaware.
     5. The executed Agreement and Plan of Merger will be file at the office of the surviving corporation, the address which is 7590 North Glenoaks Boulevard, Burbank, California 91504.
     6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the surviving corporation, on request, and without cost, to any stockholder of each of Mobile Services Group and the Constituent Corporation.
     7. The authorized capital stock of the disappearing corporation, Mobile Storage Group, Inc., a California corporation, consists of 165,700 shares of Series A Convertible Stock, $10.00 par value, 5,000,000 shares of Series B 10% Cumulative Preferred Stock, $10 par value, 1,000,0000 shares of Series C 8.5% Cumulative Preferred Stock, $20.00 par value, 1,000,000 shares of Series E 8.5% Convertible Cumulative Preferred Stock, $20.00 par value, 100,000 shares of Series F Preferred Stock, $100 par value, 5,000,000 shares of Series G Convertible Preferred Stock, no par value, 5,000,000 shares of Series H 10% Convertible Cumulative Preferred Stock, $10.00 par value, 5,000,000 shares of Series I 10% Convertible Cumulative Preferred Stock, $10.00 par value, 5,000,000 shares of Series J 10% Convertible Cumulative Preferred Stock, $10.00 par value, 5,000,000 shares of Series K Convertible Preferred Stock, no par value, 2,500 share of Series L Cumulative Preferred Stock, $100.00 par value, and 4,000,000 shares of Common Stock, $1.00 par value.
     IN WITNESS WHEREOF, the surviving corporation has caused this certificate to be signed by an authorised officer, this 1st day of June, 2004.

MOBILE STORAGE GROUP, INC., a Delaware corporation
By:	/s/ Christopher A. Wilson
	Name:	Christopher A. Wilson
	Title:	General Counsel & Assistant Secretary

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP
SUBSIDIARY INTO PARENT
Section 253
CERTIFICATE OF OWNERSHIP MERGING
TOTE-A-SHED, INC., STEPHENS STORAGE, INC.
AND PORT-A-STORAGE, INC.
INTO
MOBILE STORAGE GROUP, INC.
(Pursuant to Section 253 of the General Corporation Law of Delaware)
Mobile Storage Group, Inc., a corporation incorporated on the 20th day of February, 2004, pursuant to the provisions of the General Corporation Law of the State of Delaware;
     DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Tote-A-Shed, Inc., a corporation incorporated on the 25th day of October, 1983 A.D., pursuant to the provisions of the California Corporation Code;
     AND FURTHER DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Stephens Storage, Inc., a corporation incorporated on the 22nd day of December, 1993 A.D., pursuant to the provisions of the California Corporation Code;
     AND FURTHER DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Port-A-Storage, Inc., a corporation incorporated on the 29th day of November, 1988 A.D., pursuant to the provisions of the California Corporation Code;
     AND FURTHER DOES HEREBY CERTIFY that this corporation, by a resolution of its Executive Committee of the Board of Directors duly adopted through a written consent on the 27th day of May, 2008, with the intent that it be effective as of the 31st day of May, 2008 A.D. for accounting purposes only, determined to and did merge into itself Tote-A-Shed, Inc., Stephens Storage, Inc. and Port-A-Storage, Inc. which resolution is in the following words to wit:
     WHEREAS, the Committee deems it desirable and in the best interests of the Company to merge certain subsidiary entities with and into the Company;
     NOW THEREFORE, BE IT RESOLVED, that the proposed merger wherein Port-A-Storage, Inc., a California corporation (“Port-A-Storage”), Stephens Storage, Inc., a California corporation (“Stephens Storage”), and Tote-A-Shed, Inc., a California corporation (“Tote-A-Shed”) each merges with and into the Company with the Company as the surviving corporation be, and hereby is, authorized and approved and the President and Chief Executive Officer and Chief Financial Officer and Secretary of the Company (collectively, the “Authorized Officers”) are authorized to execute and deliver the Certificate of Ownership regarding the merger of the above named subsidiaries into the Company;
     RESOLVED, FURTHER, that the effective date of such merger shall be the date of filing of certificates of merger with the Secretary of State of Delaware;
     RESOLVED, FURTHER, that the Authorized Officers, for and on behalf of the Company are authorized, to take such further action, including (but not limited) to providing notification of the merger to any other appropriate governmental or regulatory agencies or any other third parties, and the filing of any forms and documents with such agencies or such third parties as may be required or advisable by them or by law;
     RESOLVED, FURTHER, that the Authorized Officers, for and on behalf of the Company, are authorized to take all steps, if any, that are necessary or advisable to effect the transfer of record ownership of the assets of Port-A-Storage, Stephens Storage and Tote-A-Shed to the Company upon consummation of the merger and to obtain such consents from third parties and governmental or regulatory authorities as may be necessary or advisable to secure for the Company the contractual and legal rights, privileges and licenses held by the Port-A-Storage, Stephens Storage and Tote-A-Shed;

     RESOLVED, FURTHER, that any specific resolutions that may be required to have been adopted by the Board in connection with the actions contemplated by the foregoing resolutions be, and they hereby are, adopted, and the Secretary of the Company is hereby authorized to certify as to the adoption of any and all such resolutions and to attach such resolutions to these resolutions;
     RESOLVED, FURTHER, that all actions previously taken by any director or officer of the Company in connection with any matter referred to or contemplated by the foregoing resolutions be, and each hereby is, adopted, ratified, confirmed and approved in all respects; and
     RESOLVED, FURTHER, that the Authorized Officers are authorized to take any necessary and appropriate action to carry out the foregoing resolutions and to pay the costs and expenses related thereto.
     IN WITNESS WHEREOF, said parent corporation has caused this certificate to be signed by an authorized officer this 27th day of May, 2008 A.D.

By:	/s/ Allan Villegas
	Name:	Allan Villegas
	Title:	CFO